EXHIBIT 99.1

NEWS RELEASE
Ducommun Reports Results for the
Fourth Quarter Ended December 31, 2017
Backlog Climbs Over $700 Million; Restructuring on Track
SANTA ANA, California (February 28, 2018) – Ducommun Incorporated (NYSE:DCO) (“Ducommun” or the “Company”) today reported results for its fourth quarter and year ended December 31, 2017.
Fourth Quarter 2017 Recap

•	Revenue of $142.3 million

•	GAAP net income of $9.5 million, or $0.82 per diluted share

•
Adjusted net income for the quarter was $4.6 million, or $0.41 per diluted share, which excludes net of tax, $12.6 million tax benefit from adoption of Tax Cuts Jobs Act, $6.9 million restructuring charges, and $0.9 million inventory purchase accounting adjustment

•	Adjusted EBITDA of $13.6 million

•	Backlog of $726.5 million
“I am happy to report that we closed 2017 with several major accomplishments as we move into a busy year ahead,” said Stephen G. Oswald, the Company’s president and chief executive officer. “Along with posting solid revenue and making progress towards higher margins, our backlog surged to over $720 million this quarter - marking a milestone for the Company that once again illustrates the enduring demand for our applications, the value we provide, and the key programs we serve.
“We took the initial steps this quarter, as previously announced, to further streamline our operations and improve margins, particularly within the structures business. We have a good amount of work to do this year as well but remain on track to reduce some $14 million of annualized cost out of the Company starting in 2019. Overall, I am optimistic about the future for Ducommun as we take additional measures to increase margins, accelerate top line growth, and improve returns to our shareholders.”
Fourth Quarter Results
Net revenue for the fourth quarter of 2017 was $142.3 million, compared to $142.5 million for the fourth quarter of 2016. The decrease year-over-year was primarily due to the following:

•
$1.3 million lower revenue within the Company’s military and space end-use markets mainly due to timing of certain orders which impacted scheduled deliveries on the Company’s fixed-wing and helicopter platforms; partially offset by

•	$0.9 million higher revenue in the Company’s commercial aerospace end-use markets mainly due to added content with existing customers; and

•	$0.2 million higher revenue within the Company’s industrial, medical and other (“Industrial”) end-use markets.

Net income for the fourth quarter of 2017 was $9.5 million, or $0.82 per diluted share, compared to $2.8 million, or $0.25 per diluted share, for the fourth quarter of 2016. Adjusted net income for the fourth quarter 2017 was $4.6 million, or $0.41 per adjusted diluted earnings per share, compared to $4.8 million, or $0.43 per adjusted diluted share for the fourth quarter of 2016. The year-over-year increase in GAAP net income was primarily due to the following:

•
$17.5 million lower income tax expense mainly due to the reduction of the U.S. corporate tax rate as a result of the Tax Cuts and Jobs Act (“Tax Act”) enacted in December 2017 which required the Company to remeasure its deferred tax assets and liabilities at December 31, 2017; partially offset by

•
$8.7 million (of which, $0.5 million was recorded as cost of sales) higher restructuring charges as a result of the Company approving and commencing a restructuring plan in November 2017 that is expected to increase operating efficiencies;

•	$1.4 million higher selling, general, and administrative (“SG&A”) expense mainly due to higher compensation and benefit costs and higher professional service fees; and

•	$1.1 million of inventory purchase accounting adjustments in the fourth quarter of 2017.
Gross profit for the fourth quarter of 2017 was $25.7 million, or 18.1% of revenue, compared to gross profit of $27.8 million, or 19.5% of revenue, for the fourth quarter of 2016. The decrease in gross margin percentage year-over-year was primarily due to unfavorable product mix, and as part of our restructuring activities, $0.5 million in inventory write-offs.
Operating loss for the fourth quarter of 2017 was $(2.7) million, or (1.9)% of revenue, compared to operating income of $9.0 million, or 6.3% of revenue, in the comparable period last year. The year-over-year decrease in operating income in the fourth quarter of 2017 was primarily due to higher restructuring charges of $8.7 million, higher SG&A expenses of $1.4 million, and higher amortization of intangible assets from the acquisition of LDS in the fourth quarter of 2017.
Adjusted operating income for the fourth quarter of 2017 was $7.1 million, or 5.0% of revenue, compared to adjusted operating income of $9.1 million, or 6.4% of revenue, in the comparable period last year.
Interest expense for the fourth quarter of 2017 was $2.7 million compared to $2.0 million in the comparable period of 2016. The year-over-year increase was primarily due to a higher utilization of the Company’s revolving credit facility, mainly for the acquisition of Lightning Diversion Systems, LLC (“LDS”).
Adjusted EBITDA for the fourth quarter of 2017 was $13.6 million, or 9.6% of revenue, compared to $15.1 million, or 10.6% of revenue, for the comparable period in 2016.
The Company’s backlog as of December 31, 2017 was $726.5 million compared to $641.3 million as of December 31, 2016, which reflects an increase of $60.3 million in Commercial aerospace, $21.0 million in military and space, and $3.9 million in Industrial.
Business Segment Information
Structural Systems
Structural Systems reported net revenue for the current quarter of $65.1 million, compared to $60.8 million for the fourth quarter of 2016. The year-over-year increase was primarily due to the following:

•
$4.1 million higher revenue within the Company’s commercial aerospace end-use markets mainly due to build rate increases and added content with existing customers, which favorably impacted the Company’s large airframe platforms; and

•	$0.2 million higher revenue within the Company’s military and space end-use markets mainly due to higher demand, which favorably impacted the Company’s helicopter platforms.
Structural Systems segment operating loss for the current-year fourth quarter was $(2.7) million, or (4.1)% of revenue, compared to operating income of $3.2 million, or 5.2% of revenue, for the fourth quarter of 2016. The year-over-year decrease was primarily due to restructuring charges of $5.8 million.
Adjusted operating income for the fourth quarter of 2017 was $3.1 million, or 4.8% of revenue, compared to adjusted operating income of $3.2 million, or 5.2% of revenue, in the comparable period last year.

Electronic Systems
Electronic Systems reported net revenue for the current quarter of $77.2 million, compared to $81.7 million for the fourth quarter of 2016. The year-over-year decrease was primarily due to the following:

•
$3.2 million lower revenue within the Company’s commercial aerospace end-use markets mainly due to timing of certain orders which impacted scheduled deliveries on certain of the Company’s large airframe programs; and

•
$1.5 million lower revenue within the Company’s military and space end-use markets mainly due to timing of certain orders which impacted scheduled deliveries on certain of the Company’s fixed-wing and helicopter platforms; partially offset by

•	$0.2 million higher revenue within the Company’s Industrial end-use markets.
Electronic Systems operating income for the current year fourth quarter of $6.8 million, or 8.8% of revenue, compared to $9.2 million, or 11.3% of revenue, for the comparable quarter in 2016. The year-over-year decrease was primarily due to restructuring charges of $1.2 million and and higher amortization of intangible assets from the acquisition of LDS.
Adjusted operating income for the fourth quarter of 2017 was $9.1 million, or 11.7% of revenue, compared to adjusted operating income of $9.4 million, or 11.5% of revenue, in the comparable period last year.
Corporate General and Administrative (“CG&A”) Expense
CG&A expense for the fourth quarter of 2017 was $6.9 million, or 4.8% of total Company revenue, compared to $3.4 million, or 2.4% of total Company revenue, in the comparable quarter in the prior year. The increase in CG&A expense in the current year quarter was primarily due to restructuring charges of $1.8 million, higher professional service fees, and higher compensation and benefit costs.
Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s president and chief executive officer, and Douglas L. Groves, the Company’s vice president, chief financial officer and treasurer, will be held today, February 28, 2018 at 2:00 p.m. PT (5:00 p.m. ET) to review these financial results. To participate in the teleconference, please call 844-239-5278 (international 574-990-1017) approximately ten minutes prior to the conference time. The participant passcode is 8195996. Mr. Oswald and Mr. Groves will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes.
This call is being webcast and can be accessed directly at the Ducommun website at www.ducommun.com. Conference call replay will be available after that time at the same link or by dialing 855-859-2056, passcode 8195996.
About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit www.ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, earnings guidance, the Company’s restructuring plan and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: whether the anticipated pre-tax restructuring charges will be sufficient to address all anticipated restructuring costs, including related to employee separation, facilities consolidation, inventory write-down and other asset impairments; whether the expected cost savings from the restructuring will ultimately be obtained in the amount and during the period anticipated; whether the restructuring in the affected areas will be sufficient to build a more cost efficient, focused, higher margin enterprise with higher returns for the Company's shareholders; the impact of the Company’s debt service obligations and restrictive debt covenants; the Company’s end-use markets are cyclical; the Company depends upon a selected base of industries and customers; a significant portion of the Company’s business depends upon U.S. Government defense spending; the Company is subject to extensive regulation and audit by the Defense Contract Audit Agency; contracts with some of the Company’s customers contain provisions which give the its customers a variety of rights that are unfavorable to the Company; further consolidation in the aerospace industry could adversely affect the Company’s business and financial results; the Company’s ability to successfully make acquisitions or enter into joint ventures, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; the Company relies on its suppliers to meet the quality and delivery expectations of its customers; the Company uses estimates when bidding on fixed-price contracts which estimates could change and result in adverse effects on its financial results; the impact of existing and future laws and regulations; the impact of existing and future accounting standards and tax rules and regulations; environmental liabilities could adversely affect the Company’s financial results; cyber security attacks, internal system or service failures may adversely impact the Company’s business and operations; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and through the Company’s website).
Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, income tax expense, depreciation, amortization, stock-based compensation expense, restructuring charges, and inventory purchase accounting adjustments), adjusted net income (which excludes impact from the adoption of the Tax Cuts and Jobs Act, restructuring charges, inventory purchase accounting adjustments, and divestiture related adjustments), and adjusted operating income (which excludes restructuring charges and inventory purchase accounting adjustments).
The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies.
CONTACTS:

Douglas L. Groves, Vice President, Chief Financial Officer and Treasurer, 657.335.3665
Chris Witty, Investor Relations, 646.438.9385, cwitty@darrowir.com
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	December 31, 2017	December 31, 2016
Assets
Current Assets
Cash and cash equivalents	$2,150	$7,432
Accounts receivable, net	74,064	76,239
Inventories	122,161	119,896
Production cost of contracts	11,204	11,340
Other current assets	11,435	11,034
Total Current Assets	221,014	225,941
Property and Equipment, Net	110,252	101,590
Goodwill	117,435	82,554
Intangibles, Net	114,693	101,573
Non-Current Deferred Income Taxes	261	286
Other Assets	3,098	3,485
Total Assets	$566,753	$515,429
Liabilities and Shareholders’ Equity
Current Liabilities
Current portion of long-term debt	$—	$3
Accounts payable	51,907	57,024
Accrued liabilities	28,329	29,279
Total Current Liabilities	80,236	86,306
Long-Term Debt, Less Current Portion	216,055	166,896
Non-Current Deferred Income Taxes	15,981	31,417
Other Long-Term Liabilities	18,898	18,707
Total Liabilities	331,170	303,326
Commitments and Contingencies
Shareholders’ Equity
Common stock	113	112
Additional paid-in capital	80,223	76,783
Retained earnings	161,364	141,287
Accumulated other comprehensive loss	(6,117)	(6,079)
Total Shareholders’ Equity	235,583	212,103
Total Liabilities and Shareholders’ Equity	$566,753	$515,429

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Quarterly Information Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Net Revenues	$142,258	$142,486	$558,183	$550,642
Cost of Sales	116,565	114,700	455,363	444,449
Gross Profit	25,693	27,786	102,820	106,193
Selling, General and Administrative Expenses	20,074	18,647	79,435	77,443
Restructuring Charges	8,360	182	8,360	182
Operating (Loss) Income	(2,741)	8,957	15,025	28,568
Interest Expense	(2,673)	(1,995)	(8,261)	(8,274)
(Loss) Gain on Divestitures, Net	—	(1,211)	—	17,604
Other Income, Net	357	74	845	215
(Loss) Income Before Taxes	(5,057)	5,825	7,609	38,113
Income Tax (Benefit) Expense	(14,541)	2,989	(12,468)	12,852
Net Income	$9,484	$2,836	$20,077	$25,261
Earnings Per Share
Basic earnings per share	$0.84	$0.25	$1.78	$2.27
Diluted earnings per share	$0.82	$0.25	$1.74	$2.24
Weighted-Average Number of Common Shares Outstanding
Basic	11,246	11,182	11,290	11,151
Diluted	11,504	11,383	11,558	11,299

Gross Profit %	18.1%	19.5%	18.4%	19.3%
SG&A %	14.1%	13.1%	14.2%	14.1%
Operating (Loss) Income %	(1.9)%	6.3%	2.7%	5.2%
Net Income %	6.7%	2.0%	3.6%	4.6%
Effective Tax (Benefit) Rate	(287.5)%	51.3%	(163.8)%	33.7%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(In thousands)

	Three Months Ended					Years Ended
	% Change	December 31, 2017	December 31, 2016	% of Net Revenues 2017	% of Net Revenues 2016	% Change	December 31, 2017	December 31, 2016	% of Net Revenues 2017	% of Net Revenues 2016
Net Revenues
Structural Systems	7.0%	$65,088	$60,823	45.8%	42.7%	(2.0)%	$241,460	$246,465	43.3%	44.8%
Electronic Systems	(5.5)%	77,170	81,663	54.2%	57.3%	4.1%	316,723	304,177	56.7%	55.2%
Total Net Revenues	(0.2)%	$142,258	$142,486	100.0%	100.0%	1.4%	$558,183	$550,642	100.0%	100.0%
Segment Operating (Loss) Income
Structural Systems		$(2,670)	$3,150	(4.1)%	5.2%		$5,477	$16,497	2.3%	6.7%
Electronic Systems		6,782	9,214	8.8%	11.3%		30,940	28,983	9.8%	9.5%
		4,112	12,364				36,417	45,480
Corporate General and Administrative Expenses (1)		(6,853)	(3,407)	(4.8)%	(2.4)%		(21,392)	(16,912)	(3.8)%	(3.1)%
Total Operating (Loss) Income		$(2,741)	$8,957	(1.9)%	6.3%		$15,025	$28,568	2.7%	5.2%
Adjusted EBITDA
Structural Systems
Operating (Loss) Income		$(2,670)	$3,150				$5,477	$16,497
Other Income		—	—				200	141
Depreciation and Amortization		1,981	2,005				8,860	8,688
Restructuring Charges		5,802	—				5,866	—
		5,113	5,155	7.9%	8.5%		20,403	25,326	8.4%	10.3%
Electronic Systems
Operating Income		6,782	9,214				30,940	28,983
Other Income		357	—				645	—
Depreciation and Amortization		3,681	3,426				13,888	14,087
Restructuring Charges		1,190	182				1,190	182
Inventory Purchase Accounting Adjustments		1,111	—				1,235	—
		13,121	12,822	17.0%	15.7%		47,898	43,252	15.1%	14.2%
Corporate General and Administrative Expenses (1)
Operating loss		(6,853)	(3,407)				(21,392)	(16,912)
Other Income		—	74				—	74
Depreciation and Amortization		34	9				97	85
Stock-Based Compensation Expense		411	428				4,675	3,007
Restructuring Charges		1,782	—				1,782	—
		(4,626)	(2,896)				(14,838)	(13,746)
Adjusted EBITDA		$13,608	$15,081	9.6%	10.6%		$53,463	$54,832	9.6%	10.0%

Capital Expenditures
Structural Systems		$3,462	$5,512				$20,679	$15,661
Electronic Systems		763	1,331				5,019	3,032
Corporate Administration		—	—				775	—
Total Capital Expenditures		$4,225	$6,843				$26,473	$18,693

(1)	Includes costs not allocated to either the Structural Systems or Electronic Systems operating segments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP EARNINGS AND EARNINGS PER SHARE RECONCILIATION
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Years Ended
GAAP To Non-GAAP Earnings	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
GAAP Net income	$9,484	$2,836	$20,077	$25,261
Adjustments:
Tax Cuts Jobs Act (1)	(12,590)	—	(12,590)	—
Restructuring charges (2)	6,879	—	6,929	—
Inventory purchase accounting adjustments (2)	871	—	968	—
Divestiture of Miltec operation net working capital adjustment (3)	—	1,211	—	1,211
Divestiture of Miltec operation tax basis adjustment (4)	—	795	—	795
Gain on divestitures, net (4)	—	—	—	(13,625)
Total adjustments	(4,840)	2,006	(4,693)	(11,619)
Adjusted net income	$4,644	$4,842	$15,384	$13,642

	Three Months Ended		Years Ended
GAAP Earnings Per Share To Non-GAAP Earnings Per Share	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
GAAP Diluted Earnings Per Share (“EPS”)	$0.82	$0.25	$1.74	$2.24
Adjustments:
Tax Cuts Jobs Act (1)	(1.09)	—	(1.09)	—
Restructuring charges (2)	0.60	—	0.60	—
Inventory purchase accounting adjustments (2)	0.08	—	0.08	—
Divestiture of Miltec operation net working capital adjustment (3)	—	0.11	—	0.11
Divestiture of Miltec operation tax basis adjustment (4)	—	0.07	—	0.07
Gain on divestitures, net (4)	—	—	—	(1.21)
Total adjustments	(0.41)	0.18	(0.41)	(1.03)
Adjusted Diluted EPS	$0.41	$0.43	$1.33	$1.21

Shares used for adjusted diluted EPS	11,504	11,383	11,558	11,299

(1)	Net impact of Tax Cuts Jobs Act and $0.5 million in 2016 state income tax adjustments.

(2)	Includes effective tax rate of 21.6% for 2017 adjustments.

(3)	Net working capital adjustment did not have an impact on our effective tax rate and thus, no effective tax rate was applied to this item.

(4)	Includes effective tax rate of 22.6% for 2016 adjustments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP OPERATING INCOME AND AS A PERCENTAGE OF NET REVENUES RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended		Years Ended
GAAP To Non-GAAP Operating Income	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
GAAP Operating (loss) income	$(2,741)	$8,957	$15,025	$28,568
GAAP Operating (loss) income - Structural Systems	$(2,670)	$3,150	$5,477	$16,497
Adjustment:
Restructuring charges	5,802	—	5,866	—
Adjusted operating income - Structural Systems	3,132	3,150	11,343	16,497
GAAP Operating income - Electronic Systems	6,782	9,214	30,940	28,983
Adjustments:
Restructuring charges	1,190	182	1,190	182
Inventory purchase accounting adjustments	1,111	—	1,235	—
Adjusted operating income - Electronic Systems	9,083	9,396	33,365	29,165
GAAP Operating loss - Corporate	(6,853)	(3,407)	(21,392)	(16,912)
Adjustment:
Restructuring charges	1,782	—	1,782	—
Adjusted operating income - Corporate	(5,071)	(3,407)	(19,610)	(16,912)
Total adjustments	$9,885	$182	$10,073	$182
Adjusted operating income	$7,144	$9,139	$25,098	$28,750

	Three Months Ended		Years Ended
GAAP To Non-GAAP Operating Income As A Percentage of Net Revenues	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
GAAP Operating (loss) income as a % of net revenues	(1.9)%	6.3%	2.7%	5.2%
GAAP Operating (loss) income - Structural Systems	(4.1)%	5.2%	2.3%	6.7%
Adjustment:
Restructuring charges	8.9%	—%	2.4%	—%
Adjusted operating income - Structural Systems	4.8%	5.2%	4.7%	6.7%
GAAP Operating income - Electronic Systems	8.8%	11.3%	9.8%	9.5%
Adjustments:
Restructuring charges	1.5%	0.2%	0.4%	0.1%
Inventory purchase accounting adjustments	1.4%	—%	0.4%	—%
Adjusted operating income - Electronic Systems	11.7%	11.5%	10.6%	9.6%
GAAP Operating loss - Corporate	(4.8)%	(2.4)%	(3.8)%	(3.1)%
Adjustment:
Restructuring charges	1.3%	—%	0.3%	—%
Adjusted operating income - Corporate	(3.5)%	(2.4)%	(3.5)%	(3.1)%
Total adjustments	6.9%	0.1%	1.8%	—%
Adjusted operating income as a % of net revenues	5.0%	6.4%	4.5%	5.2%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BACKLOG BY REPORTING SEGMENT
(Unaudited)
(In thousands)

	(In thousands) December 31,
	2017	2016
Consolidated Ducommun
Military and space
Defense electronics	$216,508	$197,577
Defense structures	60,921	58,877
Commercial aerospace	417,981	357,668
Industrial	31,068	27,130
Total	$726,478	$641,252
Structural Systems
Military and space (defense structures)	$60,921	$58,877
Commercial aerospace	361,586	319,518
Total	$422,507	$378,395
Electronic Systems
Military and space (defense electronics)	$216,508	$197,577
Commercial aerospace	56,395	38,150
Industrial	31,068	27,130
Total	$303,971	$262,857